Exhibit 4.14

                                     FORM OF
                           TERM SHEET FOR PURCHASE OF
                       OUTSTANDING DEBENTURES (VERSION 2)
                       ----------------------------------

TRANSACTION:      Fittipaldi Logistics, Inc., a Nevada corporation (the
                  "Company"), has negotiated the settlement of all its outstanding obligations to Cornell Capital Partners, LP and its affiliates ("Cornell"). As part of this settlement, Cornell will assign up to $1,200,000 of the Company's 5% secured convertible debentures (the "Debentures") to Investors

BUYER:            Current accredited shareholders of the Company (the
                  "Investors")

TO BE ASSIGNED:   Up to $1,200,000 with a minimum of $50,000 per Investor

AMENDMENT
AGREEMENT:        Simultaneous with the assignment of the Debentures, the
                  company is prepared to amend certain terms of the Debentures as follows:

                  o Investors shall waive the payment of principal and interest on the Debentures that was due on September 8, 2006 and extend the maturity date to January 15, 2008

                  o Company shall have the right to redeem the Debentures, without penalty.

                  o Interest shall accrue until maturity date at 16.0% per annum in stock or cash at Company's discretion.

                  o At maturity or early redemption Investor will receive full payment plus interest and 800,000 shares of stock per $50,000 investment.

                  o Shares issued upon conversion shall be free trading, subject only to limitations imposed on shareholders owning more than 10% of the Company's common stock.

CLOSING DATE:     As soon as possible, but not later than July 14, 2007

I/we hereby purchase up to $__________ of Fittipaldi Logistics, Inc. secured convertible debentures, to be assigned by Cornell.

PURCHASER(s):     _____________________________
BY:               _____________________________
PRINTED NAME(s):  _____________________________
TITLE(s) (if any):______________
TAX ID or SS#:    ______________
DATE:             ______________, 2007